UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2022

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

640 Lee Road, Suite 200

Wayne, PA 19087

(Address of principal executive offices, including zip code)

(484) 324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.00001 par value	ACRS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)Amended and Restated Employment Agreements for Neal Walker and Frank Ruffo

On January 12, 2022, Aclaris Therapeutics, Inc. (the “Company”) entered into amended and restated employment agreements with each of Neal Walker, its President and Chief Executive Officer, and Frank Ruffo, its Chief Financial Officer (each, an “Amended Employment Agreement” and collectively the “Amended Employment Agreements”). The Amended Employment Agreements supersede each executive’s prior employment agreement (collectively, the “Prior Agreements”) and are based on terms recommended by the compensation consultant to the Compensation Committee of the Board of Directors (the “Board”) of the Company.

Base Salary and Target Bonus

Under the Amended Employment Agreements, the annual base salary and target bonus were updated to reflect each executive’s current salary and target bonus. Dr. Walker is entitled to an annual base salary of $566,500 and Mr. Ruffo is entitled to an annual base salary of $401,700, each of which may be increased by the Board in its sole discretion. The target bonus is 60% of base salary for Dr. Walker and 40% of base salary for Mr. Ruffo.

Severance Upon Qualifying Termination Unrelated to a Change of Control

Each Amended Employment Agreement continues to provide for payments in the event the executive’s employment is terminated due to death or “Disability”, or in the event the Company terminates the executive’s employment “Without Cause” or if the executive resigns for “Good Reason” (each as defined in the Amended Employment Agreements), provided that the executive executes and does not revoke a release of claims (each, a “Qualifying Termination”).

If a Qualifying Termination occurs, the Company has agreed to provide each executive with the following severance benefits:

●	continued payment of his then-current base salary for a period of 12 months following termination (the “Severance Period”), in each case payable in accordance with normal payroll practices;
●	a lump sum payment of any approved but unpaid bonuses or portion thereof for the preceding year or the year of termination; and
●	a direct payment by the Company to the applicable healthcare provider of 100% of the medical, vision and dental coverage premiums due to maintain any COBRA coverage for which he is eligible and has appropriately elected for a period of 12 months after the effective date of termination (the “COBRA Payment Period”).

Dr. Walker was provided the same severance benefits under his Prior Agreement. Compared to his Prior Agreement, Mr. Ruffo also was provided the same severance benefits, except that his Severance Period and COBRA Payment Period was increased from nine months to 12 months.

Severance Upon Qualifying Termination Related to a Change of Control

If a Qualifying Termination occurs on or within three months prior to, or within 12 months following, a “Change of Control” (as defined in the Amended Employment Agreements), the Company has agreed to provide each executive, as applicable, with the following additional severance benefits (in addition to the severance benefits noted above):

●	for Dr. Walker only, continuation of his base salary for six additional months following the end of the Severance Period;
●	an additional lump sum payment equal to the target bonus for Mr. Ruffo and 1.5 times the target bonus for Dr. Walker;
●	for Dr. Walker only, continued payment of 100% of his COBRA premiums for six months following the end of the COBRA Payment Period; and
●	if the termination occurs on or within three months prior to the Change of Control, all of Dr. Walker’s and Mr. Ruffo’s unvested stock options and other equity awards outstanding on the effective date of termination will become fully vested on the effective date of the Change of Control, or if the termination occurs within 12 months following the effective date of the Change of Control, provided that any surviving corporation or acquiring corporation assumes his stock options or other equity awards, as applicable, or substitutes similar stock options or equity awards for his stock options or equity awards, as applicable, in accordance with the terms of the applicable equity incentive plans, all unvested stock options and other equity awards outstanding on the effective date of termination will become fully vested on the date of termination.

Compared to his Prior Agreement, Dr. Walker was provided the same severance benefits except (i) his base salary continuation period was decreased from an additional 12 months to six months and (ii) he is now provided an additional target bonus payment. Compared to his Prior Agreement, Mr. Ruffo was provided the same severance benefits except (i) he was previously provided a continuation of his base salary for an additional six months, which he is not provided under his Amended Employment Agreement, (ii) he is now provided an additional target bonus payment and (iii) he was previously provided COBRA coverage premium payments for an additional six months, which he is not provided under his Amended Employment Agreement.

Severance Upon Non-Renewal by the Company

Each Amended Employment Agreement continues to provide for payments in the event the executive’s employment is terminated upon non-renewal by the Company, provided that the executive executes and does not revoke a release of claims. If such termination occurs, the Company agrees to provide each executive with the following severance benefits:

●	continued payment of his then-current base salary for the Severance Period, in each case payable in accordance with normal payroll practices;
●	a lump sum payment of any approved but unpaid bonuses or portion thereof for the preceding year or the year of termination; and
●	a direct payment by the Company to the applicable healthcare provider of 100% of the medical, vision and dental coverage premiums due to maintain any COBRA coverage for which he is eligible and has appropriately elected for the COBRA Payment Period.

Compared to his Prior Agreement, Dr. Walker was provided the same severance benefits except that his COBRA Payment Period was increased from eight months to 12 months. Compared to his Prior Agreement, Mr. Ruffo was provided the same severance benefits except that his Severance Period was increased from nine months to 12 months and his COBRA Payment Period was increased from five months to 12 months.

The foregoing summary of each of the Amended Employment Agreements is not complete and is qualified in its entirety by reference to the full text of the Amended Employment Agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
10.1	Amended and Restated Employment Agreement, dated as of January 12, 2022, by and between the Company and Neal Walker.
10.2	Amended and Restated Employment Agreement, dated as of January 12, 2022, by and between the Company and Frank Ruffo.
104	The cover page from Aclaris Therapeutics, Inc.’s Form 8-K filed on January 14, 2022, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARIS THERAPEUTICS, INC.

	By:	/s/ Frank Ruffo
Date: January 14, 2022		Frank Ruffo
Chief Financial Officer

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